UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2019 (May 14, 2019)

Koss Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212
(Address of principal executive offices)  (Zip code)

(414) 964-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Definitive Material Agreement.

On May 14, 2019, Koss Corporation (“Company”) entered into a new secured credit facility (“Credit Agreement”) with Town Bank (“Lender”) that provides for a $5 million revolving secured credit facility and for letters of credit for the benefit of the Company of up to a sublimit of $1 million. The Company and the Lender also entered into a General Business Security Agreement dated May 14, 2019 (the “Security Agreement”) under which the Company granted the Lender a security interest in the Company’s personal property and other assets in connection with the Company’s obligations under the Credit Agreement. The Company’s credit facility with JPMorgan Chase Bank, N.A. was terminated on the same day.

The Credit Agreement and the Security Agreement are filed as exhibits to this Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Number	Description

Exhibit 10.1	Credit Agreement dated May 14, 2019, between Koss Corporation and Town Bank.

Exhibit 10.2	General Business Security Agreement dated May 14, 2019, between Koss Corporation and Town Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 16, 2019	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President

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